Exhibit 10.52

PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

$200,000.00	Atlanta, Georgia Maturity Date: March 31, 2006

FOR VALUE RECEIVED, I2 TELECOM INTERNATIONAL, INC., a Washington corporation (“Maker”), hereby promises to pay to the order of Phillip Rapp, Jr. (“Payee”), having his principal residence at 43 Southern, Chatham, NJ 07928 (or to such other person and/or at such other address as Payee may designate in writing to Maker), the principal amount of Two Hundred Thousand and no/100 Dollars ($200,000.00) in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts. Concurrently with the issuance of this promissory note (this “Note”), Maker (i) issued to Payee that certain Warrant dated of even date herewith to purchase 200,000 shares of Maker’s common stock, no par value per share; and (ii) entered into that certain Registration Rights Agreement dated of even date herewith between Maker and Payee.

From and after the date hereof, interest shall accrue on the outstanding principal amount hereof at a rate of eight percent (8%) per annum, which interest shall be computed on the daily outstanding principal amount hereunder on a 365-day year interest basis.

The entire principal amount hereof, together with all accrued and unpaid interest and all other amounts outstanding hereunder (the “Outstanding Amount”), shall be due and payable in full upon Thirty (30) days from the date hereof (the “Maturity Date”).

If any payment required under this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Georgia, such payment date shall be extended to the next business day.

Maker at any time or from time to time may prepay all or any portion of the outstanding principal amount of this Note (together with accrued interest thereon through the date of such prepayment) without penalty or premium. All payments received hereunder shall be applied first to unpaid interest and then to the principal amount outstanding.

The occurrence and continuation of any one of the following events (“Event of Default”) shall constitute a default hereunder: (i) Maker shall fail to make due and punctual payment of principal of or interest on this Note, and Maker fails to cure such violation within ten (10) days after notice thereof from Payee; (ii) Maker violates any covenant in this Note (other than payment when due of any principal of or interest on this Note), and Maker fails to cure such violation within thirty (30) days after notice thereof from Payee; or (iii) Maker makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for it or any substantial part of its property, commences any proceeding relating to Maker under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there is commenced against Maker any such proceeding which remains undismissed for one hundred twenty (120) days, or Maker by any act indicates consent to, approval of or acquiescence in, any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for one hundred twenty (120) days.

If an Event of Default occurs and is continuing, then, at the option of Payee, the Outstanding Amount shall, upon written notice from Payee to Maker, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Maker or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee.

Maker hereby waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment).

If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all reasonable expenses incurred by the holder of this Note, including reasonable attorneys’ fees, all of which shall become a part of the principal hereof.

Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, his legal representatives, successors and assigns.

This Note in all respects shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws. This Note may not be changed orally, but only by an instrument in writing executed by the parties hereto.

TIME IS OF THE ESSENCE of this Note.

[Signature on next page]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered by its duly authorized officer as of the 28th day of February, 2006.

I2 TELECOM INTERNATIONAL, INC., Maker

By:
Name:	Paul R. Arena
Title:	Chief Executive Officer

Address:	1200 Abernathy Road
Suite 1800
Atlanta, Georgia 30328

4